As filed with the Securities and Exchange Commission on June 12, 2018

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

MAGELLAN HEALTH, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	58-1076937
(State or other jurisdiction of	(I.R.S. employer
incorporation or organization)	identification no.)

4800 N. SCOTTSDALE ROAD, SUITE 4400

SCOTTSDALE, ARIZONA 85251

(Address of principal executive offices, zip code)

2014 EMPLOYEE STOCK PURCHASE PLAN

(Full title of plan)

DANIEL N. GREGOIRE

GENERAL COUNSEL AND SECRETARY

MAGELLAN HEALTH, INC.

4800 N. SCOTTSDALE ROAD, SUITE 4400

SCOTTSDALE, ARIZONA 85251

(Name and address of agent for service)

(602) 572-6050

(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated file, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 18b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated Filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share	Proposed maximum aggregate offering price (2)	Amount of registration fee
Common Stock, par value $0.01 per share	300,000(2)	$ 93.45(3)	$ 28,035,000(3)	$ 3,490.36(3)

(1)  Plus such indeterminate number of shares of Common Stock of Magellan Health, Inc. (“Common Stock”) as may be issued to prevent dilution resulting from stock dividends, stock splits or similar transactions in accordance with Rule 416 under the Securities Act of 1933, as amended (the “ Securities Act”).

(2)  Represents a total of 300,000 additional shares of Common Stock reserved for issuance under the Magellan Health, Inc. 2014 Employee Stock Purchase Plan, as amended and restated May 24, 2018.

(3)  Estimated solely for the purpose of calculating the proposed maximum aggregate offering price and the registration fee pursuant to Rule 457(h) under the Securities Act, based upon the average of the high and low prices of the Common Stock in the consolidated reporting system of the Nasdaq Global Market on June 8, 2018, which was $ 93.45.

EXPLANATORY NOTE

The Registrant has prepared this Registration Statement in accordance with the requirements of Form S-8 under the Securities Act to register (i) the future issuance of up to 300,000 additional shares of Common Stock pursuant to the exercise of options to purchase such shares under the Magellan Health, Inc. 2014 Employee Stock Purchase Plan, as amended and restated May 24, 2018 (the “ESPP “), which are in addition to the 200,000 shares of Common Stock registered on the Registrant’s Form S-8 filed with the Commission on June 3, 2014 (the “Prior Registration Statement”) and (ii) such indeterminate number of other shares of Common Stock as may be issued in relation to such shares to prevent dilution as a result of any transaction referred to in Rule 416 under the Securities Act.

This Registration Statement relates to securities of the same class as that to which the Prior Registration Statement relates, and is submitted in accordance with General Instruction E to Form S-8 regarding registration of additional securities, pursuant to such General Instruction E of Form S-8.  The contents of the Prior Registration Statement are incorporated herein by reference and made part of this registration statement except as amended hereby.

ITEM 8. EXHIBITS.

EXHIBIT	DESCRIPTION

4.1

Second Amended and Restated Certificate of Incorporation of the Registrant, as amended and restated on May 25, 2017 (incorporated herein by reference to Exhibit 3.1 of the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on May 25, 2017).

4.2

Bylaws of the Registrant, as amended and restated on May 24, 2017 (incorporated herein by reference to Exhibit 3.2 of the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on May 25, 2017).

5.1	Opinion of Sheehan Phinney Bass + Green PA as to the legality of shares of Ordinary Common Stock being registered.

23.1	Consent of Ernst & Young LLP.

23.2	Consent of Sheehan Phinney Bass + Green PA (included in the Opinion filed as Exhibit 5.1).

24.1	Power of Attorney of certain directors and officers of the Registrant (included in signature page of this Registration Statement).

99.1

Magellan Health, Inc. 2014 Employee Stock Purchase Plan, as amended and restated May 24, 2018 (incorporated herein by reference to Appendix A of the Registrant’s Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on April 9, 2018).

EXHIBIT INDEX

EXHIBIT	DESCRIPTION

4.1

Second Amended and Restated Certificate of Incorporation of the Registrant, as amended and restated on May 25, 2017 (incorporated herein by reference to Exhibit 3.1 of the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on May 25, 2017).

4.2

Bylaws of the Registrant, as amended and restated on May 24, 2017 (incorporated herein by reference to Exhibit 3.2 of the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on May 25, 2017).

5.1	Opinion of Sheehan Phinney Bass + Green PA as to the legality of shares of Ordinary Common Stock being registered.

23.1	Consent of Ernst & Young LLP.

23.2	Consent of Sheehan Phinney Bass + Green PA (included in the Opinion filed as Exhibit 5.1).

24.1	Power of Attorney of certain directors and officers of the Registrant (included in signature page of this Registration Statement).

99.1

Magellan Health, Inc. 2014 Employee Stock Purchase Plan, as amended and restated May 24, 2018 (incorporated herein by reference to Appendix A of the Registrant’s Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on April 9, 2018).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Magellan Health, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Avon, State of Connecticut, on the 12th day of June 2018.

MAGELLAN HEALTH, INC.

By:	/s/ Jonathan N. Rubin
Name:	Jonathan N. Rubin
Title:	Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL THESE PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Barry M. Smith and Jonathan N. Rubin, and each of them, his attorneys-in-fact, each with full power of substitution, for him in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each said attorneys-in-fact or his substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

President and Chief Executive Officer, Director
/s/ Barry M. Smith	(Principal Executive Officer)	June 12, 2018
Barry M. Smith
Executive Vice President and Chief Financial Officer
/s/ Jonathan N. Rubin	(Principal Financial Officer)	June 12, 2018
Jonathan N. Rubin
Senior Vice President and Controller
/s/ Jeffrey N. West	(Principal Accounting Officer)	June 12, 2018
Jeffrey N. West

/s/ Eran Broshy	Director	June 12, 2018
Eran Broshy

/s/ Matthew J. Simas	Director	June 12, 2018
Matthew J. Simas

/s/ Swati Abbott	Director	June 12, 2018
Swati Abbott

/s/ Michael S. Diament	Director	June 12, 2018
Michael S. Diament

/s/ William J. McBride	Director
William J. McBride		June 12, 2018

Director
Perry G. Fine, M.D.		, 2018

Director
John O. Agwunobi, M.D.		, 2018

/s/ G. Scott MacKenzie	Director
G. Scott MacKenzie		June 12, 2018